Kyle L. Tingle CPA, LLC

PERSONAL FINANCIAL PLANNING,
BUSINESS SERVICES & TAX PLANNING

Consent of Independent Accountants

Searchlight Minerals Corp.

Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 30, 2003 (Registration No. 333-106624) with respect to the registration of 50,000,000 shares of common stock of Searchlight Minerals Corp. (formerly Phage Genomics, Inc.) (the "Company") issuable pursuant to the Company's 2003 Nonqualified Stock Option Plan, of our report dated April 10, 2006 relating to the financial statements of the Company as of December 31, 2005 which appears in the Company's Form 10-KSB for the year ended December 31, 2006. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

Kyle L. Tingle, CPA, LLC

Las Vegas, Nevada
April 16, 2007

3145 E. Warm Springs Road • Suite 450 • Las Vegas, Nevada 89120 • PHONE: (702) 450-2200 • FAX: (702) 436-4218
E-MAIL: ktingle@kyletinglecpa.com